Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Bright Horizons Family Solutions, Inc., of our report dated June 21, 2013 relating to the financial statements of Kidsunlimited Group Limited which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Manchester, United Kingdom

November 8, 2013